                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 23, 2001 included in StockerYale, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
July 20, 2001